Exhibit 99.1

For release:  August 5, 2016

Contact: Gerald Coggin, Sr. VP of Corporate Relations

Phone: (615) 890-2020

NHC Reports Second Quarter Earnings

MURFREESBORO, Tenn. -- National HealthCare Corporation (NYSE MKT:  NHC), the nation's oldest publicly traded senior health care company, today announced net income available to common shareholders for the quarter ended June 30, 2016 of $11,866,000 compared to $10,191,000 for the quarter ended June 30, 2015, an increase of 16.4%.  Excluding the operating losses from the newly constructed skilled nursing facility, assisted living facility, and memory care facility placed in service less than twelve months ago, net income available to common shareholders for the quarter ended June 30, 2016 would have been $12,312,000.

Net operating revenues for the three months ended June 30, 2016 totaled $227,768,000 compared to $224,902,000 for the same three months of 2015, an increase of 1.3%.  Net income was $0.78 per common share basic for the quarter ended June 30, 2016 compared to $0.74 per common share basic for the quarter ended June 30, 2015, an increase of 5.4%.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements. NHC cautions investors that any forward-looking statements made involve risks and uncertainties and are not guarantees of future performance. The risks and uncertainties are detailed from time to time in reports filed by NHC with the S.E.C., including Forms 8-K, 10-Q and 10-K, and include, among others, the following:  liabilities and other claims asserted against us and patient care liabilities, as well as the resolution of current litigation; availability of insurance and assets for indemnification; national and local economic conditions; including their effect on the availability and cost of labor, utilities and materials; the effect of government regulations and changes in regulations governing the healthcare industry, including our compliance with such regulations; changes in Medicare and Medicaid payment levels and methodologies and the application of such methodologies by the government and its fiscal intermediaries, the ability of third parties for whom we have guaranteed debt to refinance certain short term debt obligations; and other factors referenced or incorporated by reference in the S.E.C. filings.  The risks included here are not exhaustive.  All forward-looking statements represent NHC’s best judgment as of the date of this release.

About NHC

NHC affiliates operate for themselves and third parties 74 skilled nursing centers with 9,390 beds.  NHC affiliates also operate 36 homecare programs, five independent living centers and 21 assisted living communities.  NHC’s other services include Alzheimer’s units, long-term care pharmacies, hospice, a rehabilitation services company, and providing management and accounting services to third parties. Other information about the company can be found on our web site at www.nhccare.com.

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Consolidated Statements of Income
(in thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2016	2015	2016	2015
Revenues:	(unaudited)		(unaudited)
Net patient revenues	$ 216,487	$ 214,433	$ 434,593	$ 426,494
Other revenues	11,281	10,469	22,763	20,815
Net operating revenues	227,768	224,902	457,356	447,309

Costs and Expenses:
Salaries, wages and benefits	135,068	131,914	265,088	257,630
Other operating	57,306	57,467	118,615	117,214
Facility rent	10,319	9,981	20,646	19,966
Depreciation and amortization	9,495	9,236	18,849	18,169
Interest	939	598	1,893	1,188
Total costs and expenses	213,127	209,196	425,091	414,167

Income Before Non-Operating Income	14,641	15,706	32,265	33,142
Non-Operating Income	4,925	4,130	9,698	8,352

Income Before Income Taxes	19,566	19,836	41,963	41,494
Income Tax Provision	(7,700)	(7,478)	(16,398)	(15,894)

Net Income	11,866	12,358	25,565	25,600

Dividends to Preferred Stockholders	-	(2,167)	-	(4,335)

Net Income Available to Common Stockholders	$ 11,866	$ 10,191	$ 25,565	$ 21,265

Earnings Per Common Share
Basic	$ 0.78	$ 0.74	$ 1.69	$ 1.54
Diluted	$ 0.78	$ 0.71	$ 1.68	$ 1.48

Weighted average common shares outstanding
Basic	15,266,559	13,772,873	15,091,732	13,767,248
Diluted	15,289,104	14,381,746	15,212,275	14,336,027

Dividends declared per common share	$ 0.45	$ 0.40	$ 0.85	$ 0.74

Balance Sheet Data
(in thousands)	June 30	Dec. 31
	2016	2015
Cash and marketable securities	$ 179,299	$ 154,376
Restricted cash and marketable securities	189,760	180,972
Current assets	297,278	278,942
Property and equipment, net	553,324	536,046
Total assets	1,087,566	1,045,329
Current liabilities	140,829	150,656
Long-term debt	120,000	120,000
Stockholders' equity	671,543	630,996

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Selected Operating Statistics
(unaudited)
	Three Months Ended		Six Months Ended
	June 30		June 30
	2016	2015	2016	2015
Per Diems:
Medicare	$ 449.94	$ 437.55	$ 447.41	$ 435.37
Managed Care	399.04	401.80	401.57	399.48
Medicaid	173.87	170.02	173.82	170.67
Private Pay and Other	224.80	217.49	223.70	217.42

Average Per Diem	$ 254.69	$ 253.06	$ 255.26	$ 253.98

Patient Days:
Medicare	117,472	129,170	242,164	265,021
Managed Care	56,033	55,408	111,702	108,428
Medicaid	318,757	311,430	636,218	615,377
Private Pay and Other	175,999	174,632	350,608	344,005
	668,261	670,640	1,340,692	1,332,831